Exhibit 99.1

Valspar Reports Fiscal 2013 Second-Quarter Results

•   Volumes increased 7% in the second quarter (3% excluding Ace volumes)

•   Second quarter net sales of $1.03 billion, flat to prior year

•   Paints segment net sales in North America increased 13%

•   Second quarter adjusted earnings per diluted share of $0.91, increased 8% over prior year

•   Maintaining Fiscal 2013 EPS guidance (as adjusted) of $3.60 to $3.80

MINNEAPOLIS – May 14, 2013 – The Valspar Corporation (NYSE: VAL) today reported second quarter 2013 net sales of $1.03 billion, equal to the prior year. Reported net income and earnings per diluted share for the current and prior year include several nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. Second quarter 2013 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $83 million and $0.91, respectively. Second quarter 2012 adjusted net income and earnings per diluted share were $80 million and $0.84, respectively.

“Strong volume growth in the quarter was driven by new business wins. The seven percent growth in total volumes, inclusive of Ace volumes, was a significant accomplishment especially given the uneven demand this year in several markets,” said Gary E. Hendrickson, chairman and chief executive officer. “We saw improving momentum in the U.S., driven by solid performance in our consumer paints, packaging, wood and coil product lines. The strengthening U.S. housing market, coupled with our continued new business initiatives, should provide further improvements in the second half of the year. We are affirming our full year adjusted EPS guidance of $3.60 to $3.80.”

Net sales in the Paints segment increased 3% to $438 million in the quarter, primarily due to volume and sales growth in North America. Paints segment adjusted earnings before interest and taxes (EBIT) increased 11% to $59.1 million, driven by higher sales volume. Paints segment adjusted EBIT margins increased approximately 100 bps to 13.5%.

Net sales in the Coatings segment declined 1% to $537 million. Sales growth in packaging, wood and coil was offset by lower demand in the general industrial product line, primarily for off-road equipment, shipping container and pipeline coatings products. Coatings segment adjusted EBIT decreased 8% to $83 million. Coatings segment adjusted EBIT margins decreased in the quarter by approximately (110 bps) to 15.5%.

The company also announced restructuring actions primarily focused on improving its North American paint manufacturing footprint following the Ace paint acquisition and to continue improving profitability in its Australian business. These actions are expected to result in total non-recurring charges estimated at $18 to $23 million (after tax) in fiscal 2013 and 2014. In addition, approximately $30 million of the company’s planned capital spending will be used to support facility consolidations, production line transfers and efficiency improvements. When fully implemented, these actions are expected to generate annual savings of approximately $0.10 per diluted share by fiscal 2015.

An earnings conference call is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at www.valsparglobal.com. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. An audio replay of the call will be available from 12:30 p.m. Central Time, Tuesday, May 14th through midnight, Tuesday, May 28th by dialing +1 800-475-6701 from within the U.S. or +1 (320) 365-3844 from outside of the U.S., using access code 291954.

Media Contact: Mark Goldman 612.851.7802 news@valspar.com	Investor Contact: Tyler Treat 612.851.7358 ttreat@valspar.com

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About The Valspar Corporation

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry. For more information, visit www.valsparglobal.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

THE VALSPAR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Six Months Ended April 26, 2013 and April 27, 2012

(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 26,	April 27,	April 26,	April 27,
	2013	2012	2013	2012

Net Sales	$1,031,219	$1,032,572	$1,906,461	$1,918,219
Cost of Sales	685,997	675,426	1,266,888	1,264,803
Restructuring Charges - Cost of Sales	6,669	1,706	6,669	4,660
Gross Profit	338,553	355,440	632,904	648,756
Research and Development	32,199	29,442	62,982	56,335
Selling, General and Administrative	173,183	192,618	343,220	366,183
Restructuring Charges	2,651	2,712	2,651	4,855
Operating Expenses	208,033	224,772	408,853	427,373
Income From Operations	130,520	130,668	224,051	221,383
Interest Expense	15,988	19,288	31,861	35,077
Other (Income) Expense, Net	27	366	977	(156)
Income Before Income Taxes	114,505	111,014	191,213	186,462
Income Taxes	37,597	34,474	59,276	54,140
Net Income	$76,908	$76,540	$131,937	$132,322

Average Number of Shares O/S - basic	88,416,020	92,068,366	88,946,806	92,464,748
Average Number of Shares O/S - diluted	91,165,745	95,094,369	91,781,907	95,342,549

Net Income per Common Share - basic	$0.87	$0.83	$1.48	$1.43
Net Income per Common Share - diluted	$0.84	$0.80	$1.44	$1.39

THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three and Six Months Ended April 26, 2013 and April 27, 2012

(Dollars in thousands)

	Three Months Ended				Six Months Ended
	April 26,		April 27,		April 26,		April 27,
	2013		2012		2013		2012

Coatings Segment
Net Sales	$536,699		$540,488		$1,034,315		$1,034,861
Earnings Before Interest and Taxes (EBIT)	80,236		89,183		154,576		163,052

Key Metrics (GAAP):
Sales Growth	(0.7%	)	6.2%		(0.1%	)	7.2%
EBIT, % of Net Sales	14.9%		16.5%		14.9%		15.8%

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$82,961		$89,829		$157,301		$164,087
Adjusted EBIT, % of Net Sales	15.5%		16.6%		15.2%		15.9%

Paints Segment
Net Sales	$437,954		$426,311		$767,033		$765,868
EBIT	52,902		49,322		75,445		72,687

Key Metrics (GAAP):
Sales Growth	2.7%		1.9%		0.2%		1.5%
EBIT, % of Net Sales	12.1%		11.6%		9.8%		9.5%

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$59,089		$53,094		$81,632		$80,485
Adjusted EBIT, % of Net Sales	13.5%		12.5%		10.6%		10.5%

Other and Administrative
Net Sales	$56,566		$65,773		$105,113		$117,490
EBIT	(2,645)		(8,203)		(6,947)		(14,200)

Key Metrics (GAAP):
Sales Growth	(14.0%	)	0.9%		(10.5%	)	1.9%
EBIT, % of Net Sales	(4.7%	)	(12.5%	)	(6.6%	)	(12.1%	)

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$(2,237)		$(8,203)		$(6,539)		$(13,518)
Adjusted EBIT, % of Net Sales	(4.0%	)	(12.5%	)	(6.2%	)	(11.5%	)

[1]	The information on this page includes non-GAAP financial measures. Please refer to the "RECONCILIATION OF NON-GAAP FINANCIAL MEASURES" included in this release for detailed information.

THE VALSPAR CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of April 26, 2013 and April 27, 2012

(Dollars in thousands)

	April 26,	April 27,
	2013	2012

Assets
Current Assets:
Cash and Cash Equivalents	$228,309	$208,491
Restricted Cash	20,423	21,309
Accounts and Notes Receivable, Net	711,599	738,706
Inventories	432,837	391,562
Deferred Income Taxes	43,697	49,303
Prepaid Expenses and Other	94,810	86,812
Total Current Assets	1,531,675	1,496,183
Goodwill	1,070,557	1,064,189
Intangibles, Net	549,576	555,654
Other Assets	37,469	20,382
Long-Term Deferred Income Taxes	5,092	1,936
Property, Plant & Equipment, Net	553,262	540,926
Total Assets	$3,747,631	$3,679,270

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term Debt	$328,133	$9,138
Current Portion of Long-Term Debt	31,615	200,000
Trade Accounts Payable	507,386	471,471
Income Taxes	22,634	27,433
Other Accrued Liabilities	330,116	347,156
Total Current Liabilities	1,219,884	1,055,198
Long Term Debt, Net of Current Portion	1,012,550	1,061,875
Deferred Income Taxes	217,137	210,352
Other Long-Term Liabilities	155,791	139,893
Total Liabilities	2,605,362	2,467,318
Stockholders' Equity	1,142,269	1,211,952
Total Liabilities and Stockholders' Equity	$3,747,631	$3,679,270

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months Ended April 26, 2013 and April 27, 2012

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earning before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earning before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented.

	Three Months Ended		Three Months Ended
	April 26, 2013		April 27, 2012
	Dollars	% of Net Sales	Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$80,236	14.9%	$89,183	16.5%
Restructuring Charges - Cost of Sales	2,414	0.4%	343	0.1%
Restructuring Charges - Operating Expense	311	0.1%	303	0.1%
Adjusted EBIT	$82,961	15.5%	$89,829	16.6%

Paints Segment
EBIT	$52,902	12.1%	$49,322	11.6%
Restructuring Charges - Cost of Sales	4,255	1.0%	1,363	0.3%
Restructuring Charges - Operating Expense	1,932	0.4%	2,409	0.6%
Adjusted EBIT	$59,089	13.5%	$53,094	12.5%

Other and Administrative
EBIT	$(2,645)	(4.7%)	$(8,203)	(12.5%)
Restructuring Charges - Cost of Sales	—	0.0%	—	0.0%
Restructuring Charges - Operating Expense	408	0.7%	—	0.0%
Adjusted EBIT	$(2,237)	(4.0%)	$(8,203)	(12.5%)

Total
Gross Profit	$338,553	32.8%	$355,440	34.4%
Restructuring Charges - Cost of Sales	6,669	0.6%	1,706	0.2%
Adjusted Gross Profit	$345,222	33.5%	$357,146	34.6%

Operating Expenses	$208,033	20.2%	$224,772	21.8%
Restructuring Charges - Operating Expense	(2,651)	(0.3%)	(2,712)	(0.3%)
Adjusted Operating Expenses	$205,382	19.9%	$222,060	21.5%

EBIT	$130,493	12.7%	$130,302	12.6%
Restructuring Charges - Total	9,320	0.9%	4,418	0.4%
Adjusted EBIT	$139,813	13.6%	$134,720	13.0%

Net Income	$76,908		$76,540
After Tax Restructuring Charges - Total	6,415		3,293
Adjusted Net Income	$83,323		$79,833

Net Income per Common Share - diluted	$0.84		$0.80
Restructuring Charges - Total	0.07		0.04
Adjusted Net Income per Common Share - diluted	$0.91		$0.84

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Six Months Ended April 26, 2013 and April 27, 2012

(Dollars in thousands, except per share amounts)

	Six Months Ended		Six Months Ended
	April 26, 2013		April 27, 2012
	Dollars	% of Net Sales	Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$154,576	14.9%	$163,052	15.8%
Restructuring Charges - Cost of Sales	2,414	0.2%	620	0.1%
Restructuring Charges - Operating Expense	311	0.0%	415	0.0%
Adjusted EBIT	$157,301	15.2%	$164,087	15.9%

Paints Segment
EBIT	$75,445	9.8%	$72,687	9.5%
Restructuring Charges - Cost of Sales	4,255	0.6%	4,040	0.5%
Restructuring Charges - Operating Expense	1,932	0.3%	3,758	0.5%
Adjusted EBIT	$81,632	10.6%	$80,485	10.5%

Other and Administrative
EBIT	$(6,947)	(6.6%)	$(14,200)	(12.1%)
Restructuring Charges - Cost of Sales	—	0.0%	—	0.0%
Restructuring Charges - Operating Expense	408	0.4%	682	0.6%
Adjusted EBIT	$(6,539)	(6.2%)	$(13,518)	(11.5%)

Total Valspar
Gross Profit	$632,904	33.2%	$648,756	33.8%
Restructuring Charges - Cost of Sales	6,669	0.3%	4,660	0.2%
Adjusted Gross Profit	$639,573	33.5%	$653,416	34.1%

Operating Expenses	$408,853	21.4%	$427,373	22.3%
Restructuring Charges - Operating Expense	(2,651)	(0.1%)	(4,855)	(0.3%)
Adjusted Operating Expenses	$406,202	21.3%	$422,518	22.0%

EBIT	$223,074	11.7%	$221,539	11.5%
Restructuring Charges - Total	9,320	0.5%	9,515	0.5%
Adjusted EBIT	$232,394	12.2%	$231,054	12.0%

Net Income	$131,937		$132,322
After Tax Restructuring Charges - Total	6,415		6,817
Adjusted Net Income	$138,352		$139,139

Net Income per Common Share - diluted	$1.44		$1.39
Restructuring Charges - Total	0.07		0.07
Adjusted Net Income per Common Share - diluted	$1.51		$1.46

Reconciliation of Fiscal 2013 Annual Adjusted Diluted EPS Guidance
Diluted EPS Guidance			$3.45 - $3.65
Restructuring Charges			$0.15
Adjusted Diluted EPS Guidance			$3.60 - $3.80